Exhibit 5.1

                                  June 27, 2003



The South Financial Group, Inc.
102 South Main Street
Greenville, South Carolina 29601

Gentlemen:

         I am general counsel for The South Financial Group, Inc., a South Carolina corporation (the "Company"), in connection with the registration by the Company, under the Securities Act of 1933, as amended (the "Securities Act"), of the offer and sale by the Company from time to time, pursuant to Rule 415 under the Securities Act, of (i) shares of common stock, par value $1.00, of the Company including attached share purchase rights ("Common Stock"), (ii) shares of preferred stock of the Company in one or more series ("Preferred Stock"),
(iii) unsecured debt securities, in one or more series, consisting of notes, debentures or other evidences of indebtedness ("Debt Securities"), and (iv) warrants representing rights to purchase Common Stock, Preferred Stock or Debt Securities ("Warrants"). The aggregate initial offering price of the Common Stock, Preferred Stock, Debt Securities, and Warrants offered by the Company in any such offering will not exceed $200,000,000. The term "Securities" shall collectively refer to the Common Stock, the Preferred Stock, the Debt Securities and the Warrants. The Securities will be offered in amounts, at prices and on terms to be determined in light of market conditions at the time of sale and to be set forth in supplements to the Prospectus contained in the Company's Form S-3 Registration Statement, as amended (the "Registration Statement"), to which this opinion is an exhibit.

         I have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Articles of Incorporation and Bylaws of the Company, (ii) the form of Senior Indenture ("Senior Debt Indenture") relating to senior debt of the Company ("Senior Debt Securities"), included as an exhibit to the Registration Statement, (iii) the form of Subordinated Indenture ("Subordinated Debt Indenture" and collectively with the Senior Debt Indenture, the "Indentures") relating to subordinated debt of the Company ("Subordinated Debt Securities"), included as an exhibit to the Registration Statement, and
(iv) such other certificates, instruments and documents as I considered appropriate for purposes of the opinions hereafter expressed. In addition, I reviewed such questions of law as I considered appropriate.

         In connection with this opinion, I have assumed that (i) the Registration Statement, and any amendments thereto (including post-effective amendments), have become effective; (ii) a Prospectus Supplement will have been prepared and filed with the Commission describing any Securities offered thereby; (iii) all Securities will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the applicable Prospectus Supplement; (iv) each Indenture will be duly authorized, executed and delivered by the parties thereto in substantially the form reviewed by me; (v) each person signing each Indenture will have the legal capacity and authority to do so; (vi) at the time of any offering or sale of any shares of Common Stock or Preferred Stock, that the Company will have such number of shares of Common Stock or Preferred Stock, as set forth in such offering or sale, authorized, established (if applicable) and available for issuance; (vii) a definitive purchase, underwriting or similar agreement with respect to any Securities offered will have been duly authorized and validly executed and delivered by the Company and the other parties thereto; and (viii) Securities issuable upon conversion, exchange or exercise of any Securities being offered will have been duly authorized, established (if appropriate) and reserved for issuance upon such conversion, exchange or exercise (if appropriate).

        Based upon the foregoing examination and review, I am of the opinion that:

                  (1) When (a) the applicable Indenture has been duly executed and delivered and duly qualified under the Trust Indenture Act of 1939, as amended (the "TIA"), (b) the board of directors of the Company (or a duly authorized committee thereof) has taken all necessary action to approve the issuance and terms of any Debt Securities, (c) the terms of such Debt Securities and of their issuance and sale have been duly established in conformity with the applicable Indenture so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirements or restriction imposed by any court or governmental body having jurisdiction over the Company, and (d) such Debt Securities have been duly executed and authenticated in accordance with the applicable Indenture and issued and sold as contemplated in the Registration Statement and any Prospectus Supplement relating thereto, such Debt Securities will constitute valid and legally binding obligations of the Company, subject to bankruptcy, insolvency
         (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium and similar laws relating to or affecting creditors' rights generally and to general equitable principles, and any shares of Common Stock and Preferred Stock issued upon conversion of any such Debt Securities in accordance with the terms of the applicable Indenture will be duly authorized, validly issued, fully paid and nonassessable.

                  (2) When (a) the board of directors of the Company (or a duly authorized committee thereof) has taken all necessary corporate action to approve a warrant agreement relating to the Warrants (the "Warrant Agreement"), (b) the Warrant Agreement has been duly executed and delivered, (c) the terms of the Warrants and of their issuance and sale have been duly established in conformity with the Warrant Agreement relating to such Warrants so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental or regulatory body having jurisdiction over the Company, and (d) the Warrants have been duly executed and countersigned in accordance with the Warrant Agreement relating to such Warrants, and issued and sold for valid consideration in the form and in the manner contemplated in the Registration Statement and any Prospectus Supplement relating thereto, such Warrants will constitute valid and binding obligations of the Company, enforceable in accordance with their terms subject to bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium and similar laws relating to or affecting creditors' rights generally and to general equitable principles.

                  (3) When (a) the board of directors of the Company (or a duly authorized committee thereof) has taken all necessary corporate action to approve the issuance and sale of any shares of Common Stock or of any series of Preferred Stock, and (b) such shares have been issued and sold as contemplated in the Registration Statement and any Prospectus Supplement relating thereto, all such shares (including any shares of Common Stock issued upon exercise of any Warrants, upon conversion of any Debt Securities that are convertible or exchangeable for Common Stock or upon the exchange or conversion of any shares of Preferred Stock that are exchangeable or convertible into Common Stock, and including any shares of Preferred Stock issued upon exercise of any Warrants for Preferred Stock or upon conversion of any Debt Securities that are convertible or exchangeable for Preferred Stock) will be duly authorized, validly issued, fully paid and nonassessable.

        The foregoing opinions are limited to the laws of the United States of America and the State of South Carolina.

         I hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of my name in the Prospectus forming a part of the Registration Statement under the caption "Legal Matters." In giving this consent, I do not admit that I am within the category of persons whose consent is required under Section 7 of the Securities Act and the rules and regulations thereunder.

                              Very truly yours,

                              /s/ William P. Crawford, Jr.
                              William P. Crawford, Jr., Esquire
                              Executive Vice President and General Counsel
                              The South Financial Group, Inc.